The Savannah Bancorp, Inc.
EARNINGS ANNOUNCEMENT

July 31, 2012
For Release: Immediately

Savannah Bancorp Reports Second Quarter Results

SAVANNAH, GA--(Globe Newswire) – July 31, 2012 - The Savannah Bancorp, Inc. (Nasdaq: SAVB) (the “Company”) reported net income for the second quarter 2012 of $416,000 compared to a net loss of $1,492,000 for the second quarter 2011.  Net income per diluted share was 6 cents in the second quarter 2012 compared to a net loss per diluted share of 21 cents in 2011.  The quarter over quarter increase in earnings resulted primarily from decreases in losses on sales of foreclosed assets and in the provision for loans losses, which were partially offset by lower net interest income.  Pretax core earnings decreased $668,000, or 15 percent, to $3,843,000 in the second quarter of 2012 compared to $4,511,000 in the second quarter of 2011.  The quarter over quarter decrease in pretax core earnings resulted primarily from a decrease in net interest income.  Net loss for the first six months of 2012 was $615,000 compared to a net loss of $1,366,000 for the same period in 2011.  Other growth and performance ratios are included in the attached financial highlights.

Total assets decreased 5.0 percent to $952 million at June 30, 2012, down approximately $50 million from $1.0 billion a year earlier.  Loans totaled $725 million compared to $808 million one year earlier, a decrease of approximately $83 million, or 10 percent.  Deposits totaled $818 million and $857 million at June 30, 2012 and 2011, respectively, a decrease of 4.6 percent.  Shareholders’ equity was $83.7 million at June 30, 2012 compared to $85.1 million at June 30, 2011.  The Company’s total capital to risk-weighted assets ratio was 13.14 percent at June 30, 2012, which exceeds the 10 percent required by the regulatory agencies to maintain well-capitalized status.

John C. Helmken II, President and CEO, said, “We are very pleased to report positive earnings this quarter.  We continue to focus on improving our asset quality and working problem assets through the system.  We are finally seeing this effort positively impact our asset quality metrics.  Our level of nonperforming assets decreased 17 percent in 2012 to their lowest point since the first quarter of 2010. Loans past due 30-89 days have also been substantially lower at each quarter-end in 2012 versus prior periods and are less than one third of the balance reported one year ago.”

The Company’s allowance for loan losses was $22,776,000, or 3.14 percent of total loans at June 30, 2012 compared to $23,523,000 or 2.91 percent of total loans a year earlier.  Nonperforming assets were $45,913,000 or 4.82 percent of total assets at June 30, 2012 compared to $51,435,000 or 5.13 percent of total assets at June 30, 2011.  Other real estate owned (“OREO”) increased $4,210,000, or 35 percent, to $16,335,000 at June 30, 2012, as compared to June 30, 2011, due to an increase in foreclosures on real property as a result of borrower defaults. For the second quarter of 2012, net charge-offs were $2,160,000 compared to net charge-offs of $5,140,000 for the second quarter of 2011.  The provision for loan losses for the second quarter of 2012 was $2,540,000 compared to $6,300,000 for the same period in 2011.  The decline in the provision for loan losses for the second quarter of 2012 when compared to the same period in 2011 was primarily due to lower real estate related charge-offs.  While the local real estate market has not fully stabilized and continues to show weakness, the Company experienced slower in-flows on nonperforming assets in the second quarter 2012 compared to the same period in 2011.

Helmken continued, “To maintain a steady net interest margin in this low rate environment is a testimony to the hard work and efforts of our team.  In addition, our trust and asset management fees were higher this quarter on both a linked quarter and quarter over quarter basis.  We continue to work to contain non-credit expenses, however, credit costs, charge-offs and loan loss provisions remain too high. Management and the Board of Directors continue to evaluate all alternatives to resolve and reduce nonperforming and classified assets.”

Net interest income decreased $600,000, or 6.6 percent, in the second quarter of 2012 versus the second quarter of 2011.  Net interest income decreased quarter over quarter due primarily to a lower level of interest-earning assets, particularly accruing loans.  Average accruing loans declined approximately $73 million to $704 million for the second quarter in 2012 compared to $777 million for the same period in 2011.  This decline was due to normal pay downs, charge-offs and weakened demand for new loans. Although net interest income declined, the net interest margin remained stable at 3.91 percent in the second quarter of 2012 compared to the same period in 2011.  The yield on earning assets declined 30 basis points to 4.67 percent during the second quarter of 2012 compared to the second quarter of 2011.  This decline in yield on interest-earning assets was mainly due to the Company holding, on average, $47 million more in lower yielding interest-bearing deposits and $74 million less in higher yielding accruing loans.  However, the decline in the yield on interest-earning assets was offset by a 30 basis point decline in the cost of interest-bearing liabilities.  This decline was primarily due to the re-pricing of time deposits and money market accounts in the current low interest rate environment.  On a linked quarter basis, the net interest margin decreased one basis point when compared to the first quarter of 2012.

Noninterest income decreased $163,000, or 9.5 percent, in the second quarter of 2012 versus the same period in 2011.  This decrease was primarily related to a decline in gain on sale of securities of $214,000 in the second quarter of 2012 compared to the same period in 2011.  This decline was partially offset by an increase in other operating income of $73,000 or 20 percent.  The increase in other operating income during the second quarter of 2012 compared to 2011 was due primarily to increases in rent income from premises and OREO and from fees related to ATMs and debit cards.

Noninterest expense decreased $211,000, or 3.0 percent, to $6,898,000 during the second quarter of 2012 as compared to the same period in 2011.  This decrease was mainly due to a $330,000, or 30 percent, decrease in losses on sales of foreclosed assets in the second quarter of 2012 as compared to the same quarter in 2011.

The Savannah Bancorp, Inc., a bank holding company for The Savannah Bank, N.A. (“Savannah”), Bryan Bank & Trust (Richmond Hill, Georgia) (“Bryan”), and Minis & Co., Inc., is headquartered in Savannah, Georgia and began operations in 1990.  The two bank subsidiaries, Savannah and Bryan, are collectively referred to as the “Subsidiary Banks.”  The Company has eleven branches in Coastal Georgia and South Carolina.  Its primary businesses include loan, deposit, trust, asset management, and mortgage origination services provided to local customers.

This press release contains certain performance measures determined by methods other than in accordance with accounting principles generally accepted in the United States of America (“GAAP”).  Management of the Company uses these non-GAAP measures in its analysis of the Company’s performance.  These measures are useful when evaluating the underlying performance and efficiency of the Company’s operations and balance sheet.  The Company’s management believes that these non-GAAP measures provide a greater understanding of ongoing operations, enhance comparability of results with prior periods and demonstrate the effects of significant gains and charges in the current period. The Company’s management believes that investors may use these non-GAAP financial measures to evaluate the Company’s financial performance without the impact of unusual items that may obscure trends in the Company’s underlying performance. These disclosures should not be viewed as a substitute for financial measures determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

This press release contains statements that constitute “forward-looking statements” within the meaning of federal securities laws.  All statements other than statements of historical fact are forward-looking statements.  These forward-looking statements include, among others, statements identified by words or phrases such as “potential,” “opportunity,” “believe,” “expect,” “anticipate,” “current,” “intention,” “estimate,” “assume,” “outlook,” “continue,” “seek,” “plans,” “achieve,” and similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “may” or similar expressions of the future or otherwise regarding the outlook for the Company’s future business and financial performance and/or the performance of the banking industry and economy in general. These forward-looking statements include, among others, our assessment of local real estate markets and the decline in values on loan collateral and OREO; expectations regarding loan demand, new business and relationships; expectations regarding our ability to improve asset quality; expectations on our ability to contain operating and other non-credit expenses in 2012; our evaluation of alternatives to reduce nonperforming and classified assets; and the assumptions underlying our expectations.  Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve known and unknown risks and uncertainties which may cause the actual results, performance or achievements of the Company to be materially different from the future results, performance or achievements expressed or implied by such forward-looking statements.  Actual results may differ materially from those contemplated by such forward-looking statements.

These statements are based on the current beliefs and expectations of our management and are subject to significant risks and uncertainties.  There can be no assurance that these results will occur or that the expected benefits associated therewith will be achieved.  A number of important factors could cause actual results to differ materially from those contemplated by our forward-looking statements in this press release.  Many of these factors are beyond our ability to control or predict.  These factors include, but are not limited to, those found in our filings with the Securities and Exchange Commission, including under the captions "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our Annual Report on Form 10-K for the year ended December 31, 2011, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.  We believe these forward-looking statements are reasonable; however, undue reliance should not be placed on any forward-looking statements, including those which are based on current expectations and speak only as of the date that they are made.  We do not assume any obligation to update any forward-looking statements as a result of new information, future developments or otherwise, except as required by law.

Contacts:  John C. Helmken II, President and CEO, (912) 629-6486
                 Michael W. Harden, Jr., Chief Financial Officer, (912) 629-6496

A printable format of this entire Earnings Release may be obtained from the Company’s Corporate Website at www.savb.com under the “SEC Filings and More” link and then “Latest Earnings Release”.

The Savannah Bancorp, Inc. and Subsidiaries
Second Quarter Financial Highlights
June 30, 2012 and 2011
($ in thousands, except share data)
(Unaudited)
			%
Balance Sheet Data at June 30	2012	2011	Change
Total assets	$952,221	$1,002,254	(5.0)
Interest-earning assets	889,197	910,717	(2.4)
Loans	725,345	807,533	(10)
Other real estate owned	16,335	12,125	35
Deposits	817,966	857,482	(4.6)
Interest-bearing liabilities	736,668	817,675	(9.9)
Shareholders' equity	83,714	85,134	(1.7)
Loan to deposit ratio	88.68%	94.17%	(5.8)
Equity to assets	8.79%	8.49%	3.5
Tier 1 capital to risk-weighted assets	11.86%	11.09%	6.9
Total capital to risk-weighted assets	13.14%	12.37%	6.2
Outstanding shares	7,199	7,199	0.0
Book value per share	$11.63	$11.83	(1.7)
Tangible book value per share	$11.15	$11.32	(1.5)
Market value per share	$4.85	$7.41	(35)

Loan Quality Data
Nonaccruing loans	$29,417	$39,160	(25)
Loans past due 90 days – accruing	161	150	7.3
Net charge-offs	6,421	7,487	(14)
Allowance for loan losses	22,776	23,523	(3.2)
Allowance for loan losses to total loans	3.14%	2.91%	7.9
Nonperforming assets to total assets	4.82%	5.13%	(6.0)

Performance Data for the Second Quarter
Net income (loss)	$416	$ (1,492)	128
Return on average assets	0.17%	(0.59)%	129
Return on average equity	1.96%	(6.96)%	128
Net interest margin	3.91%	3.91%	0.0
Efficiency ratio	69.13%	66.18%	4.5

Per share data:
Net income (loss) – basic	$0.06	$(0.21)	129
Net income (loss) – diluted	$0.06	$(0.21)	129

Average shares (000s):
Basic	7,199	7,199	0.0
Diluted	7,199	7,199	0.0

Performance Data for the First Six Months
Net loss	$(615)	$(1,366)	55
Return on average assets	(0.13)%	(0.27)%	52
Return on average equity	(1.47)%	(3.18)%	54
Net interest margin	3.91%	3.82%	2.4
Efficiency ratio	70.20%	62.34%	13

Per share data:
Net loss – basic	$(0.08)	$(0.19)	58
Net loss – diluted	$(0.08)	$(0.19)	58

Average shares (000s):
Basic	7,199	7,199	0.0
Diluted	7,199	7,199	0.0

The Savannah Bancorp, Inc. and Subsidiaries
Consolidated Balance Sheets
($ in thousands, except share data)
(Unaudited)

	June 30,
	2012	2011
Assets
Cash and due from banks	$ 14,438	$ 11,717
Federal funds sold	340	200
Interest-bearing deposits	84,063	36,353
Cash and cash equivalents	98,841	48,270
Securities available for sale, at fair value (amortized
cost of $84,480 and $105,792)	86,665	108,018
Loans, net of allowance for loan losses
of $22,776 and $23,523	702,569	784,010
Premises and equipment, net	14,058	14,692
Other real estate owned	16,335	12,125
Bank-owned life insurance	6,612	6,407
Goodwill and other intangible assets, net	3,450	3,674
Other assets	23,691	25,058
Total assets	$ 952,221	$ 1,002,254

Liabilities
Deposits:
Noninterest-bearing	$128,010	$ 96,025
Interest-bearing demand	149,939	136,991
Savings	23,053	21,497
Money market	241,015	267,270
Time deposits	275,949	335,699
Total deposits	817,966	857,482
Short-term borrowings	15,405	12,575
Other borrowings	7,847	9,677
FHLB advances	13,150	23,656
Subordinated debt	10,310	10,310
Other liabilities	3,829	3,420
Total liabilities	868,507	917,120
Shareholders' equity
Preferred stock, par value $1 per share: shares
authorized 10,000,000, none issued	-	-
Common stock, par value $1 per share: shares
authorized 20,000,000, issued 7,201,346	7,201	7,201
Additional paid-in capital	48,671	48,644
Retained earnings	26,488	27,909
Treasury stock, at cost, 2,109 and 2,210 shares	(1)	(1)
Accumulated other comprehensive income, net	1,355	1,381
Total shareholders' equity	83,714	85,134
Total liabilities and shareholders' equity	$ 952,221	$ 1,002,254

The Savannah Bancorp, Inc. and Subsidiaries
Consolidated Statements of Operations
for the Six Months and Five Quarters Ending June 30, 2012
($ in thousands, except per share data)

				(Unaudited)
	For the Six Months Ended			2012		2011			Q2-12/
	June 30,		%	Second	First	Fourth	Third	Second	Q2-11
	2012	2011	Chg	Quarter	Quarter	Quarter	Quarter	Quarter	% Chg
Interest and dividend income
Loans, including fees	$19,332	$21,317	(9.3)	$ 9,490	$ 9,842	$10,083	$10,535	$10,620	(11)
Investment securities	1,068	1,711	(38)	531	537	587	700	836	(36)
Deposits with banks	107	59	81	59	48	43	25	27	119
Federal funds sold	1	2	(50)	-	1	-	1	1	100
Total interest and dividend income	20,508	23,089	(11)	10,080	10,428	10,713	11,261	11,484	(12)
Interest expense
Deposits	2,834	4,465	(37)	1,323	1,511	1,674	1,877	2,082	(36)
Borrowings & sub debt	512	570	(10)	249	263	271	283	281	(11)
FHLB advances	157	175	(10)	73	84	86	87	86	(15)
Total interest expense	3,503	5,210	(33)	1,645	1,858	2,031	2,247	2,449	(33)
Net interest income	17,005	17,879	(4.9)	8,435	8,570	8,682	9,014	9,035	(6.6)
Provision for loan losses	7,280	10,660	32	2,540	4,740	6,510	2,865	6,300	(60)
Net interest income after the
provision for loan losses	9,725	7,219	35	5,895	3,830	2,172	6,149	2,735	116
Noninterest income
Trust and asset management fees	1,347	1,345	0.1	690	657	638	663	683	1.0
Service charges on deposits	696	718	(3.1)	346	350	369	371	348	(0.6)
Mortgage related income, net	102	82	24	41	61	29	72	68	(40)
Gain on sale of securities	23	455	(95)	23	-	-	308	237	(90)
Other operating income	894	732	22	444	450	461	403	371	20
Total noninterest income	3,062	3,332	(8.1)	1,544	1,518	1,497	1,817	1,707	(9.5)
Noninterest expense
Salaries and employee benefits	5,925	5,752	3.0	2,942	2,983	2,644	2,886	2,846	3.4
Occupancy and equipment	1,731	1,864	(7.1)	868	863	894	925	981	(12)
Information technology	954	818	17	478	476	462	428	416	15
FDIC deposit insurance	747	816	(8.5)	411	336	162	325	336	22
Loan collection and OREO costs	649	556	17	365	284	621	324	330	11
Amortization of intangibles	112	112	0.0	56	56	56	56	56	0.0
Loss on sales of foreclosed assets	2,090	1,348	55	785	1,305	754	577	1,115	(30)
Other operating expense	1,879	1,956	(3.9)	993	886	1,020	897	1,029	(3.5)
Total noninterest expense	14,087	13,222	6.5	6,898	7,189	6,613	6,418	7,109	(3.0)
Income (loss) before income taxes	(1,300)	(2,671)	51	541	(1,841)	(2,944)	1,548	(2,667)	120
Income tax expense (benefit)	(685)	(1,305)	(48)	125	(810)	(910)	320	(1,175)	111
Net income (loss)	$ (615)	$ (1,366)	55	$ 416	$ (1,031)	$ (2,034)	$ 1,228	$ (1,492)	128
Net income (loss) per share:
Basic	$ (0.08)	$ (0.19)	58	$ 0.06	$ (0.14)	$ (0.28)	$ 0.17	$ (0.21)	129
Diluted	$ (0.08)	$ (0.19)	58	$ 0.06	$ (0.14)	$ (0.28)	$ 0.17	$ (0.21)	129
Average basic shares (000s)	7,199	7,199	0.0	7,199	7,199	7,199	7,199	7,199	0.0
Average diluted shares (000s)	7,199	7,199	0.0	7,199	7,199	7,199	7,199	7,199	0.0
Performance Ratios
Return on average equity	(1.47)%	(3.18)%	54	1.96%	(4.86)%	(9.27)%	5.64%	(6.96)%	128
Return on average assets	(0.13)%	(0.27)%	52	0.17%	(0.42)%	(0.82)%	0.49%	(0.59)%	129
Net interest margin	3.91%	3.82%	2.4	3.91%	3.92%	3.88%	4.01%	3.91%	0.0
Efficiency ratio	70.20%	62.34%	13	69.13%	71.26%	64.97%	59.26%	66.18%	4.5
Average equity	84,615	86,722	(2.4)	84,063	85,166	87,013	86,320	86,037	(2.3)
Average assets	965,091	1,036,194	(6.9)	955,242	974,940	987,888	990,303	1,018,324	(6.2)
Average interest-earning assets	872,568	945,227	(7.7)	866,866	878,273	889,449	893,188	928,316	(6.6)

Capital Resources

The Subsidiary Banks’ primary regulators have adopted capital requirements that specify the minimum capital level for which no prompt corrective action is required.  In addition, the FDIC has adopted FDIC insurance assessment rates based on certain “well-capitalized” risk-based and equity capital ratios.  Failure to meet minimum capital requirements can result in the initiation of certain actions by the regulators that, if undertaken, could have a material effect on the Company’s and the Subsidiary Banks’ financial statements and condition.  As of June 30, 2012, the Company and Savannah were categorized as “well-capitalized” under the regulatory framework for prompt corrective action in the most recent notification from the FDIC.  In the first quarter of 2012, Bryan entered into a Consent Order (“Order”) with its regulators which includes a capital provision requiring Bryan to maintain a Tier 1 Leverage Ratio of not less than 8.00 percent and a Total Risk-based Capital Ratio of not less than 10.00 percent.  As a result of this capital provision, Bryan is automatically classified as “adequately capitalized” for regulatory purposes.  As of June 30, 2012, Bryan had a Tier 1 Leverage Ratio of 7.88 percent which was below the requirement set by the Order.  However, Bryan’s Leverage Ratio did increase 31 basis points in the second quarter 2012 on a linked quarter basis.  The Company is evaluating its options to bring Bryan into compliance with this stipulation. Savannah has agreed with its primary regulator to maintain a Tier 1 Leverage Ratio of not less than 8.00 percent and a Total Risk-based Capital Ratio of not less than 12.00 percent and is currently in compliance with this agreement.

Total tangible equity capital for the Company was $80.3 million, or 8.46 percent of total tangible assets at June 30, 2012.  The table below shows the regulatory capital amounts and ratios for the Company and each Subsidiary Bank along with the minimum capital ratio and the ratio required to maintain a well-capitalized regulatory status.

					Well-
($ in thousands)	Company	Savannah	Bryan	Minimum	Capitalized

Qualifying Capital
Tier 1 capital	$ 81,209	$ 62,520	$ 18,421	-	-
Total capital	89,941	68,965	20,570	-	-

Leverage Ratios
Tier 1 capital to average assets	8.60%	8.92%	7.88%	4.00%	5.00%

Risk-based Ratios
Tier 1 capital to risk- weighted assets	11.86%	12.30%	10.98%	4.00%	6.00%
Total capital to risk- weighted assets	13.14%	13.56%	12.26%	8.00%	10.00%

Tier 1 and total capital at the Company level includes $10 million of subordinated debt issued to the Company’s nonconsolidated subsidiaries.  Total capital also includes the allowance for loan losses up to 1.25 percent of risk-weighted assets.

The Savannah Bancorp, Inc. and Subsidiaries
Allowance for Loan Losses and Nonperforming Assets
(Unaudited)

	2012		2011
	Second	First	Fourth	Third	Second
($ in thousands)	Quarter	Quarter	Quarter	Quarter	Quarter

Allowance for loan losses
Balance at beginning of period	$ 22,396	$ 21,917	$ 22,854	$ 23,523	$ 22,363
Provision for loan losses	2,540	4,740	6,510	2,865	6,300
Net charge-offs	(2,160)	(4,261)	(7,447)	(3,534)	(5,140)
Balance at end of period	$ 22,776	$ 22,396	$ 21,917	$ 22,854	$ 23,523

As a % of loans	3.14%	3.01%	2.89%	2.90%	2.91%
As a % of nonperforming loans	77.00%	68.66%	62.83%	53.72%	59.84%
As a % of nonperforming assets	49.61%	44.61%	39.70%	38.30%	45.73%

Net charge-offs as a % of average loans (a)	1.80%	2.27%	2.41%	1.84%	2.65%

Risk element assets
Nonaccruing loans	$ 29,417	$ 30,742	$ 34,668	$ 41,689	$ 39,160
Loans past due 90 days – accruing	161	1,876	213	851	150
Total nonperforming loans	29,578	32,618	34,881	42,540	39,310
Other real estate owned	16,335	17,589	20,332	17,135	12,125
Total nonperforming assets	$ 45,913	$ 50,207	$ 55,213	$ 59,675	$ 51,435

Loans past due 30-89 days	$ 5,364	$ 4,701	$ 15,132	$ 13,096	$ 17,013

Nonperforming loans as a % of loans	4.08%	4.39%	4.59%	5.39%	4.87%
Nonperforming assets as a % of loans
and other real estate owned	6.19%	6.60%	7.08%	7.41%	6.28%
Nonperforming assets as a % of assets	4.82%	5.17%	5.60%	6.04%	5.13%

(a) Annualized

The Savannah Bancorp, Inc. and Subsidiaries
Average Balance Sheet and Rate/Volume Analysis – Second Quarter, 2012 and 2011

					Taxable-Equivalent			(a) Variance
Average Balance		Average Rate			Interest (b)			Attributable to
QTD	QTD	QTD	QTD		QTD	QTD	Vari-
06/30/12	06/30/11	06/30/12	06/30/11		06/30/12	06/30/11	ance	Rate	Volume
($ in thousands)		(%)			($ in thousands)			($ in thousands)
				Assets
$ 82,750	$ 35,785	0.29	0.30	Interest-bearing deposits	$ 59	$ 27	$ 32	$ (1)	$ 33
74,084	108,408	2.56	2.85	Investments - taxable (d)	472	770	(298)	(78)	(220)
5,788	6,361	4.44	4.48	Investments - non-taxable (d)	64	71	(7)	(1)	(6)
670	595	0.00	0.67	Federal funds sold	-	1	(1)	(1)	-
703,574	777,167	5.41	5.48	Loans (c)	9,493	10,623	(1,130)	(136)	(994)
866,866	928,316	4.67	4.97	Total interest-earning assets	10,088	11,492	(1,404)	(217)	(1,187)
88,376	90,008			Noninterest-earning assets
$ 955,242	$ 1,018,324			Total assets

				Liabilities and equity
				Deposits
$ 145,104	$ 140,593	0.16	0.29	NOW accounts	58	100	(42)	(46)	4
22,569	21,169	0.07	0.15	Savings accounts	4	8	(4)	(4)	-
217,110	235,375	0.86	1.11	Money market accounts	466	654	(188)	(147)	(41)
27,629	40,527	0.29	0.51	MMA - institutional	20	52	(32)	(22)	(10)
127,794	163,689	1.16	1.61	Time deposits, $100M or more	368	657	(289)	(184)	(105)
41,608	43,599	0.72	0.81	Time deposits, broker	75	88	(13)	(10)	(3)
116,190	141,114	1.15	1.49	Other time deposits	332	523	(191)	(120)	(71)
698,004	786,066	0.76	1.06	Total interest-bearing deposits	1,323	2,082	(759)	(532)	(227)
24,337	23,545	2.79	3.49	Short-term/other borrowings	169	205	(36)	(41)	5
14,266	14,788	2.05	2.33	FHLB advances	73	86	(13)	(10)	(3)
10,310	10,310	3.11	2.96	Subordinated debt	80	76	4	4	-
				Total interest-bearing
746,917	834,709	0.88	1.18	liabilities	1,645	2,449	(804)	(579)	(225)
120,532	93,049			Noninterest-bearing deposits
3,730	4,529			Other liabilities
84,063	86,037			Shareholders' equity
$ 955,242	$1,018,324			Liabilities and equity
		3.79	3.79	Interest rate spread
		3.91	3.91	Net interest margin
				Net interest income	$ 8,443	$ 9,043	$ (600)	$ 362	$ (962)
$ 119,949	$ 93,607			Net earning assets
$ 818,536	$ 879,115			Average deposits
		0.65	0.95	Average cost of deposits
86%	88%			Average loan to deposit ratio (c)

(a)
This table shows the changes in interest income and interest expense for the comparative periods based on either changes in average volume or changes in average rates for interest-earning assets and interest-bearing liabilities.  Changes which are not solely due to rate changes or solely due to volume changes are attributed to volume.

(b)	The taxable equivalent adjustment of $8 in the second quarter of 2012 and 2011 results from tax exempt income less non-deductible TEFRA interest expense.
(c)	Average nonaccruing loans have been excluded from total average loans and categorized in noninterest-earning assets.
(d)	Average investment securities do not include the unrealized gain/loss on available for sale investment securities.

The Savannah Bancorp, Inc. and Subsidiaries
Average Balance Sheet and Rate/Volume Analysis – First Six Months, 2012 and 2011

					Taxable-Equivalent			(a) Variance
Average Balance		Average Rate			Interest (b)			Attributable to
YTD	YTD	YTD	YTD		YTD	YTD	Vari-
06/30/12	06/30/11	06/30/12	06/30/11		06/30/12	06/30/11	ance	Rate	Volume
($ in thousands)		(%)			($ in thousands)			($ in thousands)
				Assets
$ 81,249	$ 38,678	0.26	0.31	Interest-bearing deposits	$ 107	$ 59	$ 48	$ (10)	$ 58
74,776	116,911	2.55	2.72	Investments - taxable (d)	950	1,576	(626)	(99)	(527)
5,809	6,627	4.42	4.41	Investments - non-taxable (d)	128	145	(17)	-	(17)
586	647	0.34	0.62	Federal funds sold	1	2	(1)	(1)	-
710,148	782,364	5.46	5.50	Loans (c)	19,338	21,323	(1,985)	(156)	(1,829)
872,568	945,227	4.72	4.93	Total interest-earning assets	20,524	23,105	(2,581)	(265)	(2,316)
92,523	90,967			Noninterest-earning assets
$ 965,091	$ 1,036,194			Total assets

				Liabilities and equity
				Deposits
$ 143,772	$ 139,955	0.17	0.31	NOW accounts	120	212	(92)	(98)	6
21,750	20,761	0.07	0.18	Savings accounts	8	19	(11)	(11)	-
220,472	235,342	0.90	1.19	Money market accounts	988	1,388	(400)	(340)	(60)
29,826	41,316	0.30	0.53	MMA - institutional	44	109	(65)	(47)	(18)
132,963	170,933	1.21	1.66	Time deposits, $100M or more	800	1,408	(608)	(384)	(224)
44,646	46,549	0.74	0.84	Time deposits, broker	165	194	(29)	(23)	(6)
119,025	148,428	1.19	1.54	Other time deposits	709	1,135	(426)	(259)	(167)
712,454	803,284	0.80	1.12	Total interest-bearing deposits	2,834	4,465	(1,631)	(1,163)	(468)
23,463	24,472	2.99	3.46	Short-term/other borrowings	350	420	(70)	(57)	(13)
15,460	15,243	2.04	2.32	FHLB advances	157	175	(18)	(21)	3
10,310	10,310	3.15	2.93	Subordinated debt	162	150	12	11	1
				Total interest-bearing
761,687	853,309	0.92	1.23	liabilities	3,503	5,210	(1,707)	(1,230)	(477)
115,137	92,366			Noninterest-bearing deposits
3,652	3,797			Other liabilities
84,615	86,722			Shareholders' equity
$ 965,091	$1,036,194			Liabilities and equity
		3.80	3.70	Interest rate spread
		3.91	3.82	Net interest margin
				Net interest income	$ 17,021	$ 17,895	$ (874)	$ 965	$(1,839)
$ 110,881	$ 91,918			Net earning assets
$ 827,591	$ 895,650			Average deposits
		0.69	1.01	Average cost of deposits
86%	87%			Average loan to deposit ratio (c)

(a)
This table shows the changes in interest income and interest expense for the comparative periods based on either changes in average volume or changes in average rates for interest-earning assets and interest-bearing liabilities.  Changes which are not solely due to rate changes or solely due to volume changes are attributed to volume.

(b)	The taxable equivalent adjustment of $16 in the first six months of 2012 and 2011 results from tax exempt income less non-deductible TEFRA interest expense.
(c)	Average nonaccruing loans have been excluded from total average loans and categorized in noninterest-earning assets.
(d)	Average investment securities do not include the unrealized gain/loss on available for sale investment securities.

The Savannah Bancorp, Inc. and Subsidiaries
Reconciliation of Non-GAAP Financial Measures
(Unaudited)

	For the
	Three Months Ended
	June 30,
($ in thousands)	2012	2011
Pre-tax Core Earnings
Income (loss) before income taxes	$ 541	$ (2,667)
Add: Provision for loan losses	2,540	6,300
Add: Loss on foreclosed assets	785	1,115
Less: Gain on sale of securities	(23)	(237)
Pre-tax core earnings	$ 3,843	$ 4,511

	June 30,
	2012	2011
Tangible Book Value per Share
Book value per share	$ 11.63	$ 11.83
Less: Effect to adjust for intangible assets	0.48	0.51
Tangible book value per share	$ 11.15	$ 11.32

Tangible Equity to Tangible Assets
Equity to assets	8.79%	8.49%
Less: Effect to adjust for intangible assets	0.33%	0.33%
Tangible equity to tangible assets	8.46%	8.16%